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                                  EXHIBIT 7.1

                        AGREEMENT REGARDING JOINT FILING

     The undersigned agree that a Schedule 13D, and any amendments thereto that may be required, shall be filed jointly on behalf of the undersigned, and any other person or entity who may hereafter be included in the definition of "Claugus Group" in any required amendment, when and if required under provisions of the Securities Exchange Act of 1934 or rules or regulations of the Securities and Exchange Commission thereunder.


Date: December 21, 1998                /s/ Thomas E. Claugus
                                       ---------------------
                                       Thomas E. Claugus


                                       BAY RESOURCE PARTNERS, L.P.

                                       By: GMT Capital Corp., General Partner

Date: December 21, 1998                By: /s/ Thomas E. Claugus
                                           ---------------------
                                           Thomas E. Claugus, President


                                       BAY RESOURCE PARTNERS OFFSHORE, LTD.


Date: December 21, 1998                By: /s/ Thomas E. Claugus
                                           ---------------------
                                           Thomas E. Claugus, Director


                                       GMT, INC.


Date: December 21, 1998                By: /s/ Thomas E. Claugus
                                           ---------------------
                                           Thomas E. Claugus, President